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                                                                      EXHIBIT 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-82932, Form S-8 No. 333-53669, Form S-3 No. 333-93907, Form
S-3 No. 333-86872, and Form S-3 No. 333-109157) of The Town and Country Trust and in the related prospectuses of our report dated February 18, 2004 with respect to the consolidated financial statements of The Town and Country Trust included in this Annual Report (Form 10-K) for the year ended December 31, 2003, and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.

Our audits also included the financial statement schedule of The Town and Country Trust listed in Item 15(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the financial statements taken as a whole, presents fairly in all material respects the information set forth herein.

                                                      /s/ ERNST & YOUNG LLP

Baltimore, Maryland
March 9, 2004